Exhibit 99.1

NEWS RELEASE

Investor Relations Contact:

Trevor Erxleben, 866-591-1964, #3

investorrelations@embarq.com

Media Contact:

Keith Mitchell, 913-345-6661

keith.j.mitchell@embarq.com

Embarq Corporation Provides Details for Second Quarter 2006 Earnings

Release and Conference Call

Overland Park, KS - July 21, 2006 - Embarq Corporation (NYSE: EQ) announced that it will report second quarter financial results before the markets open on Thursday, July 27, 2006. Following its pre-market earnings release, Embarq will hold an open-access conference call beginning at 8:00 a.m. EDT.

Embarq Conference Call Information

Date: July 27

Time: 8:00 a.m. EDT

Call-in Number: (866) 245-2310 (U.S. and Canada) or (706) 679-0843 (International)

Please plan to dial in five minutes before the scheduled start time.

The audio and accompanying presentation will be available via a simultaneous webcast at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until August 27, 2006 by dialing (800) 642-1687 (toll free in the U.S.) or (706) 645-9291 (outside the U.S.) as well as at Embarq’s Investor Relations website, www.embarq.com/investors. The accompanying presentation will also be archived at this website.

Historical Results

For periods prior to and including May 17, 2006, the date of Embarq’s spin-off from Sprint Nextel, reported operating income reflects the combined performance of the specific legal entities that were spun off from Sprint Nextel in accordance with

Embarq Corporation (NYSE: EQ) Page 1 of 5

generally accepted accounting principles (GAAP). The reported information for these entities prior to and including the date of separation does not include certain items that will be reflected in Embarq’s reported operating income for periods subsequent to May 17, 2006. These items primarily consist of the following:

•	In-territory consumer and business long distance customers transferred to Embarq by Sprint Nextel, as well as certain in-territory equipment and professional service customers transferred to Sprint Nextel by Embarq; and

•	Other assets and liabilities related to the ongoing operations of our business transferred to Embarq by Sprint Nextel.

In order to facilitate a comparison of Embarq’s historical operating performance to performance subsequent to the spin-off, the attached tables provide an as adjusted view of Embarq’s quarterly operating income for 2005 and the first quarter of 2006. Management uses this information and believes it is important to investors because it recasts historical information to reflect the current composition of our business and enables a more appropriate comparison with current information. The as adjusted financial information assumes the spin-off from Sprint Nextel had occurred on January 1, 2005 and includes the items described above. The as adjusted financial information is a non-GAAP measure and should be considered in addition to, but not as a substitute for, the information contained in our financial reporting.

About Embarq:

Embarq (NYSE: EQ) provides a complete suite of communications services to customers in its local service territories. Embarq, which is expected to rank among the Fortune 500, brings common-sense ideas, reliable service and a renewed commitment to the communities it serves. Embarq focuses on offering its customers practical, innovative products and competitive pricing. The company has approximately 20,000 employees and operates in 18 states offering local and long distance voice, data, high-speed Internet, wireless, and entertainment services. For more information, visit www.embarq.com.

# # #

Embarq Corporation (NYSE: EQ) Page 2 of 5

Embarq Corporation

As Adjusted Statements of Operating Income (unaudited)

($ in millions)

Quarter Ended March 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,082	$129	$—	$—	$—	$1,211
Data	234	4	—	—	2	240
Other	83	(17)	—	—	—	66

Service revenues	$1,399	$116	$—	$—	$2	$1,517
Product revenues	128	(7)	—	—	—	121

Net Operating Revenues	1,527	109	—	—	2	1,638

Operating Expenses
Cost of services	351	61	—	—	1	413
Cost of products	117	(6)	—	—	—	111
Selling, general and administrative	415	21	(4)	(36)	—	396
Depreciation and amortization	245	—	—	22	—	267

Total Operating Expenses	1,128	76	(4)	(14)	1	1,187

Operating Income	$399	$33	$4	$14	$1	$451

Quarter Ended June 30, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,062	$128	$—	$—	$1	$1,191
Data	239	4	—	—	3	246
Other	83	(16)	—	—	—	67

Service revenues	$1,384	$116	$—	$—	$4	$1,504
Product revenues	137	(7)	—	—	—	130

Net Operating Revenues	1,521	109	—	—	4	1,634

Operating Expenses
Cost of services	349	59	—	—	2	410
Cost of products	120	(6)	—	—	—	114
Selling, general and administrative	379	22	(4)	(37)	1	361
Depreciation and amortization	246	—	—	23	—	269

Total Operating Expenses	1,094	75	(4)	(14)	3	1,154

Operating Income	$427	$34	$4	$14	$1	$480

Embarq Corporation (NYSE: EQ) Page 3 of 5

Quarter Ended September 30, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,060	$129	$—	$—	$—	$1,189
Data	249	4	—	—	3	256
Other	85	(17)	—	—	—	68

Service revenues	$1,394	$116	$—	$—	$3	$1,513
Product revenues	209	(7)	—	—	—	202

Net Operating Revenues	1,603	109	—	—	3	1,715

Operating Expenses
Cost of services	360	60	—	—	1	421
Cost of products	189	(6)	—	—	—	183
Selling, general and administrative	390	21	(4)	(37)	1	371
Depreciation and amortization	243	—	—	23	—	266

Total Operating Expenses	1,182	75	(4)	(14)	2	1,241

Operating Income	$421	$34	$4	$14	$1	$474

Quarter Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,045	$126	$—	$—	$1	$1,172
Data	261	4	—	—	3	268
Other	83	(16)	—	—	—	67

Service revenues	$1,389	$114	$—	$—	$4	$1,507
Product revenues	214	(7)	—	—	—	207

Net Operating Revenues	1,603	107	—	—	4	1,714

Operating Expenses
Cost of services	357	59	—	—	1	417
Cost of products	206	(6)	—	—	—	200
Selling, general and administrative	410	21	(3)	(37)	1	392
Depreciation and amortization	245	—	—	22	1	268
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	1,298	74	(3)	(15)	3	1,357

Operating Income	$305	$33	$3	$15	$1	$357

Embarq Corporation (NYSE: EQ) Page 4 of 5

Year Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,249	$512	$—	$—	$2	$4,763
Data	983	16	—	—	11	1,010
Other	334	(66)	—	—	—	268

Service revenues	$5,566	$462	$—	$—	$13	$6,041
Product revenues	688	(28)	—	—	—	660

Net Operating Revenues	6,254	434	—	—	13	6,701

Operating Expenses
Cost of services	1,417	239	—	—	5	1,661
Cost of products	632	(24)	—	—	—	608
Selling, general and administrative	1,594	85	(15)	(147)	3	1,520
Depreciation and amortization	979	—	—	90	1	1,070
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	4,702	300	(15)	(57)	9	4,939

Operating Income	$1,552	$134	$15	$57	$4	$1,762

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,038	$116	$—	$—	$1	$1,155
Data	267	4	—	—	2	273
Other	81	(15)	—	—	—	66

Service revenues	$1,386	$105	$—	$—	$3	$1,494
Product revenues	175	(3)	—	—	—	172

Net Operating Revenues	1,561	102	—	—	3	1,666

Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	160	(3)	—	—	—	157
Selling, general and administrative	419	22	—	(34)	1	408
Depreciation and amortization	238	—	—	25	—	263

Total Operating Expenses	1,195	69	—	(9)	2	1,257

Operating Income	$366	$33	$—	$9	$1	$409

Note: Certain prior year amounts have been reclassified to conform to the current period presentation. Historical and pro forma Embarq results as presented in Embarq’s registration statements on Form 10 and Form S-1 filed with the SEC were presented consistent with the Sprint Nextel presentation of its local division results. In the 2006 first quarter, we modified the classifications of revenues and operating expenses consistent with Embarq management’s view of these activities. These reclassifications had no effect on total net operating revenues, total operating expenses or net income as previously reported.

Embarq Corporation (NYSE: EQ) Page 5 of 5